UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 13, 2017

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On August 13, 2017, Nabors Industries Ltd. (“Nabors”), Nabors Maple Acquisition Ltd., a wholly owned subsidiary of Nabors (“AcquisitionCo”), and Tesco Corporation (“Tesco”) entered into an Arrangement Agreement (the “Agreement”) whereby AcquisitionCo will acquire all of the issued and outstanding common shares of Tesco (the “Tesco Common Shares”) pursuant to a statutory plan of arrangement under section 193 of the Business Corporations Act (Alberta) (the “Arrangement”).

Subject to the terms and conditions of the Agreement, at the effective time of the Arrangement, each outstanding Tesco Common Share, other than Tesco Common Shares with respect to which dissent rights have been properly exercised and not withdrawn, will be exchanged for 0.68 of a common share of Nabors (“Nabors Common Share”).  Each dissenting Tesco Common Share will be transferred to AcquisitionCo in accordance with, and for the consideration contemplated in, the Agreement. It is expected that approximately 31,793,370 Nabors Common Shares will be issued as consideration in the Arrangement (which amount assumes there are no dissenting Tesco Common Shares), based on the number of Tesco Common Shares outstanding as set forth in the Agreement.

At the effective time of the Arrangement:  (i) each outstanding, unexpired Tesco option to purchase Tesco Common Shares will be accelerated, cancelled, and exchanged for the right to receive an amount in cash per share, less tax withholdings, equal to (a) the excess of the Market Value over such option’s exercise price, multiplied by (b) the aggregate number of Tesco Common Shares subject to such option immediately prior to the effective time, and each option with an exercise price per share that is equal to or greater than the Market Value will be cancelled for no consideration; (ii) each outstanding Tesco restricted stock unit (“RSU”) will vest and be cancelled in exchange for the right to receive an amount in cash, less tax withholding, equal to (a) the Market Value, multiplied by (b) the aggregate number of Tesco Common Shares underlying such RSU immediately prior to the effective time.  Market Value, as defined in the Agreement, means 0.68 multiplied by the closing price of one Nabors Common Share on the New York Stock Exchange (“NYSE”) on the last trading day prior to the effective date of the Arrangement.

The closing of the Arrangement is subject to satisfaction of certain conditions, including, among others: (i) approval of the Arrangement by Tesco’s security holders; (ii) a final order by the Court of Queen’s Bench of Alberta (the “Applicable Court”) to approve the fairness of the terms and conditions of the Arrangement to the holders of the Tesco Common Shares; (iii) receipt of applicable regulatory approvals; (iv) the accuracy of representations and warranties of, and compliance with covenants by, the parties; (v) no law, regulation, or injunction that prevents or prohibits completion of the Arrangement; and (vi) there shall not have been any event that has had or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on either party. The parties have made customary representations, warranties and covenants in the Agreement, including, among other things, covenants (i) with respect to the conduct of their respective businesses during the interim period between the execution of the Agreement and consummation of the Arrangement and (ii) prohibiting Tesco from soliciting or making alternative acquisition proposals, having any discussions with or providing confidential information to any third party relating to an alternative acquisition proposal, or engaging in negotiations concerning an acquisition proposal, except in the limited circumstances as provided in the Agreement.

The Agreement contains certain customary termination rights for both Nabors and Tesco, including, among other things, termination (i) by mutual consent, (ii) by either Nabors or Tesco if the transaction is not consummated by February 14, 2018 (subject to extension until April 15, 2018 in certain events including in the event that required regulatory approvals have not yet been obtained), or (iii) by either Nabors or Tesco if a court of competent jurisdiction has enjoined the Arrangement in a final and non-appealable order.  In addition, upon termination of the Agreement under specified circumstances, including in order to enter into a binding written agreement related to a superior proposal, Tesco will be required to pay Nabors a cash termination fee of $8 million.

The foregoing summaries of the Agreement and the transactions contemplated by the Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02              Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Nabors Common Shares issued in connection with the Arrangement are expected to be issued in reliance upon an exemption from registration under federal securities laws provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance and exchange of securities approved after a public hearing on the fairness of the terms and conditions of the exchange by a court of competent jurisdiction at which all persons to whom the securities will be issued have the right to appear. The Arrangement will be subject to approval by the Applicable Court.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1	Arrangement Agreement, dated August 13, 2017, by and among Nabors Industries Ltd., Nabors Maple Acquisition Ltd., and Tesco Corporation.

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Nabors hereby undertakes to supplementally furnish copies of any omitted schedules to the SEC upon request.

Forward Looking Statements

The information included in this Form 8-K includes forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. Risks and uncertainties related to the proposed transaction include, but are not limited to: the failure of Tesco’s shareholders to approve the proposed transaction; the risk that the conditions to the closing of the proposed transaction are not satisfied; the risk that regulatory approvals required for the proposed transaction are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; uncertainties as to the timing of the proposed transaction; competitive responses to the proposed  transaction; costs and difficulties related to the integration of Tesco’s businesses and operations with Nabors business and operations; the inability to obtain, or delays in obtaining, cost savings and synergies from the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; litigation relating to the proposed transaction; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. As a result of these factors, Nabors actual results may differ materially from those indicated or implied by such forward-looking statements.  The forward-looking statements contained in this Form 8-K reflect management’s estimates and beliefs as of the date of this Form 8-K. Nabors does not undertake to update these forward-looking statements.

Additional Information About the Proposed Transaction

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed transaction anticipates that the sale of Nabors shares will be exempt from registration under the Securities Act, pursuant to Section 3(a)(10) of the Securities Act. Consequently, the Nabors shares will not be registered under the Securities Act or any state securities laws.

In connection with the proposed transaction, Tesco intends to file with the SEC a proxy statement in respect of the meeting of its shareholders to approve the Arrangement, and other relevant documents to be mailed by Tesco to its shareholders in connection with the Arrangement. Tesco’s proxy statement will also be filed with the Canadian securities regulators. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Tesco, Nabors and the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com. In addition, a copy of Tesco’s proxy statement (when it becomes available) may be obtained free of charge from Tesco’s investor relations website at http://www.tescocorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by Tesco, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Tesco and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies for its security holder approvals to be obtained for the proposed transaction. Information regarding Tesco’s directors and executive officers is available in its proxy statement filed with the SEC by Tesco on March 27, 2017 in connection with its 2017 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC and the Canadian securities regulators when they become available. This Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: August 16, 2017	By:	/s/Mark D. Andrews
Mark D. Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Arrangement Agreement, dated August 13, 2017, by and among Nabors Industries Ltd., Nabors Maple Acquisition Ltd., and Tesco Corporation.